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                                                                    EXHIBIT 21.1

                      AMERICAN PHYSICIAN PARTNERS, INC.
                             LIST OF SUBSIDIARIES

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SUBSIDIARY NAME                                         STATE OF INCORPORATION
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
Pacific Imaging Partners, Inc.                                  California
Total Imaging Partners, Inc.                                    California
Valley Imaging Partners, Inc.                                   California
Radiology and Nuclear Medicine Imaging Partners, Inc.           Delaware
M&S Imaging Partners, Inc.                                      Delaware
Mid Rockland Imaging Partners, Inc.                             Delaware
Ide Imaging Partners, Inc.                                      Delaware
Advanced Imaging Partners, Inc.                                 Delaware
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